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                                  EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Annual Report (Form 10-K) of Medical Action Industries Inc. of our report dated May 23, 1997, included in the 1998 Annual Report to Stockholders of Medical Action Industries Inc.

Our audits also include the financial statement schedule of Medical Action Industries Inc. for each of the two years in the period ended March 31, 1997 listed in item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-11046) pertaining to the Incentive Stock Option Plan and Restricted Management Stock Bonus Plan; the Registration Statements (Form S-8, No. 33-41765, Form S-8, No. 33-66038 and Form S-8, No. 333-14993) pertaining to the Non-Qualified Stock Option Plan and the 1994 Stock Incentive Plan; and the Registration Statement (Form S-8, No. 333-35015) pertaining to the 1996 Non-Employee Directors Stock Option Plan of Medical Action Industries Inc. of our report dated May 23, 1997, with respect to the financial statements incorporated herein by reference and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Medical Action Industries Inc.



                                                     ERNST & YOUNG LLP

Melville, New York
May 28, 1998